Exhibit 32.2

U.S. GEOTHERMAL INC. AND SUBSIDIARIES

CERTIFICATIONS

I, Kerry D. Hawkley, certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The annual report for U.S. Geothermal Inc. on Form 10-KSB for the fiscal year ended March 31, 2007 (“report”), which this certification accompanies, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the business issuer.

Date: November 5, 2007

/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer